Vocus Announces Record Results for Third Quarter 2008

32% Revenue Growth and 49% Free Cash Flow Growth Highlight 37th Consecutive Quarter of
Growth

LANHAM, MD: October 28, 2008 — Vocus, Inc. (NASDAQ: VOCS), a leading provider of on-demand software for public relations management, announced today financial results for the third quarter ended September 30, 2008.

“I’m very pleased to report another successful quarter with strong growth across our key financial metrics including revenue, profit and cash flow,” said Rick Rudman, President and CEO of Vocus, Inc. “Our continued success speaks to the strength of our value proposition for organizations of all sizes and our ability to scale our business model.”

Financial Highlights

•	Revenues for the quarter were $19.95 million, a 32% increase over the same period last year and a 5% increase over the prior quarter. The third quarter of 2008 represents the 37th consecutive quarter of revenue growth for the Company;

•	GAAP loss from operations was $(220,000) for the third quarter of 2008, compared to income from operations of $221,000 for the same period last year. GAAP net income was $218,000, or $0.01 per diluted share, for the third quarter of 2008 compared to $475,000, or $0.03 per diluted share, for the same period last year;

•	Non-GAAP income from operations for the third quarter of 2008 was $3.69 million compared to $2.43 million for the same period last year. Non-GAAP net income for the third quarter of 2008 was $4.13 million, or $0.20 per diluted share, compared to $2.68 million, or $0.14 per diluted share, for the same period last year. See Other Supplemental Information for further discussion of non-GAAP measures;

•	Total deferred revenue as of September 30, 2008 was $37.88 million, compared to $29.33 million at September 30, 2007;

•	Cash flow from operations for the third quarter of 2008 was $4.86 million, a 52% increase over the same period last year;

•	Free cash flow for the third quarter of 2008 was $4.63 million, a 49% increase over the same period last year. See Other Supplemental Information for further discussion of non-GAAP measures.

Business Highlights

•	Added 233 net new subscription customers during the quarter compared to 210 net new subscription customers added during the same period last year and ended the third quarter of 2008 with 3,144 total active subscription customers;

•	Signed subscription agreements with new and existing customers including Bill and Melinda Gates Foundation, CIGNA, Eli Lilly, European Society of Cardiology, HometownQuotes.com, National Semiconductor, Safeway, Sutter Home Winery, SAP Singapore, Yankee Magazine, University of Calgary, U.S. Foodservice and Viking River Cruises;

•	Launched a new media database in the United Kingdom featuring close to 50,000 journalists and media outlets;

•	Named one of Maryland’s 50 fastest growing technology companies by Deloitte for 12th consecutive year.

Guidance

Vocus is providing, for the first time, guidance for the fourth quarter and updating guidance for the full year 2008 based on information as of October 28, 2008:

•	For the fourth quarter of 2008, revenue is expected to be in the range of approximately $20.5 million to $20.7 million. Non-GAAP EPS is expected to be in the range of $0.20 to $0.21 assuming an estimated non-GAAP weighted average 20.3 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 2%. Amortization of intangible assets and stock-based compensation, reflecting SFAS No. 123R, is expected to be $0.17 per share. GAAP EPS is expected to be in the range of $0.03 to $0.04 assuming an estimated weighted average 19.5 million diluted shares outstanding;

•	For the full year of 2008, revenue is expected to be in the range of $77.4 million to $77.6 million. Non-GAAP EPS is expected to be in the range of $0.75 to $0.76 assuming an estimated non-GAAP weighted average 20.1 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 1%. Amortization of intangible assets and stock-based compensation, reflecting SFAS No. 123R, is expected to be $0.69 per share. The revised non-GAAP EPS guidance for the full year of 2008 also excludes $0.26 of tax benefit that was recognized in the second quarter of 2008 related to the reversal of a portion of the valuation allowance against deferred tax assets. GAAP EPS is expected to be in the range of $0.32 to $0.33 assuming an estimated weighted average 19.1 million diluted shares outstanding. Free cash flow is expected to range from $19.7 million to $20.7 million. Our non-GAAP cash tax rate for 2008 is expected to remain unchanged at 5%.

Conference Call Information

Vocus will discuss the financial results and business highlights of the third quarter 2008 in a conference call at 4:30 p.m. ET, or 1:30 p.m. PT, today. Investors are invited to listen to a live audio web cast of the conference call through the Investor Relations section of the Company’s website at http://onlinepressroom.net/vocus/ir/webcast/. A replay of the webcast will be available approximately one hour after the conclusion of the call and will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until November 4, 2008 at 11:59 p.m. ET and can be accessed by dialing (800) 642-1687 or (706) 645-9291 and entering conference number 31344758.

About Vocus, Inc.

Vocus, Inc. (NASDAQ: VOCS) is a leading provider of on-demand software for public relations management. Our web-based software suite helps organizations of all sizes to fundamentally change the way they communicate with both the media and the public, optimizing their public relations and increasing their ability to measure its impact. Our on-demand software addresses the critical functions of public relations including media relations, news distribution and news monitoring. We deliver our solutions over the Internet using a secure, scalable application and system architecture, which allows our customers to eliminate expensive up-front hardware and software costs and to quickly deploy and adopt our on-demand software.  Vocus is used by over 3,100 organizations worldwide and is available in five languages.  Vocus is based in Lanham, MD with offices in North America, Europe and Asia.  For more information, please visit www.vocus.com or call (800) 345-5572.

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions.  This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Vocus, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31,	September 30,
	2007	2008
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$56,541	$66,621
Short-term investments	10,939	22,992
Accounts receivable, net	14,354	10,677
Current portion of deferred income taxes	––	596
Other current assets	1,957	2,161

Total current assets	83,791	103,047
Property, equipment and software, net	4,236	5,051
Intangible assets, net	8,628	6,459
Goodwill	17,090	17,090
Deferred income taxes, net of current portion	––	3,894
Other assets	498	639

Total assets	$114,243	$136,180

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$7,212	$5,824
Current portion of notes payable and capital lease obligations	233	203
Current portion of deferred revenue	34,333	36,912

Total current liabilities	41,778	42,939
Notes payable and capital lease obligations, net of current portion	102	190
Deferred income taxes	639	––
Other liabilities	89	76
Deferred revenue, net of current portion	631	968

Total liabilities	43,239	44,173
Commitments and contingencies
Stockholders’ equity:
Common stock	186	200
Additional paid-in capital	109,553	124,977
Treasury stock	(3,283)	(3,283)
Accumulated other comprehensive income (loss)	(60)	26
Accumulated deficit	(35,392)	(29,913)

Total stockholders’ equity	71,004	92,007

Total liabilities and stockholders’ equity	$114,243	$136,180

Vocus, Inc. and Subsidiaries
Consolidated Statements of Operations
(dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$15,072	$19,953	$41,749	$56,905
Cost of revenues, including amortization of intangible assets of $30 and $11 for the three months ended September 30, 2007 and 2008, respectively and $90 and $71 for the nine months ended September 30, 2007 and 2008, respectively	2,700	3,701	7,985	10,760

Gross profit	12,372	16,252	33,764	46,145
Operating expenses:
Sales and marketing	6,747	8,837	18,974	25,496
Research and development	1,049	1,306	2,770	3,879
General and administrative	3,644	5,641	10,718	15,635
Amortization of intangible assets	711	688	2,157	2,098

Total operating expenses	12,151	16,472	34,619	47,108
Income (loss) from operations	221	(220)	(855)	(963)
Other income (expense):
Interest and other income	669	507	1,773	1,612
Interest expense	(11)	(7)	(40)	(21)

Income before provision (benefit) for income taxes	879	280	878	628
Provision (benefit) for income taxes	404	62	404	(4,851)

Net income	$475	$218	$474	$5,479

Net income per share:
Basic	$0.03	$0.01	$0.03	$0.31
Diluted	$0.03	$0.01	$0.03	$0.29
Weighted average shares outstanding used in computing per share amounts:
Basic	17,563,147	18,193,456	16,987,104	17,915,754
Diluted	18,629,400	19,349,935	17,878,881	18,973,109

Vocus, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$475	$218	$474	$5,479
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,131	1,173	3,347	3,526
Other non-cash charges, net	1,459	3,279	4,173	3,499
Changes in operating assets and liabilities	134	185	1,718	4,796

Net cash provided by operating activities	3,199	4,855	9,712	17,300
Cash flows from investing activities:
Net change in short-term investments	(4,859)	106	(3,158)	(12,162)
Purchases of property and equipment, net	(83)	(204)	(612)	(1,690)
Software development costs	––	(23)	(341)	(23)
Net cash used in investing activities	(4,942)	(121)	(4,111)	(13,875)
Cash flows from financing activities:
Proceeds from public offering, net of costs	––	––	21,666	––
Proceeds from exercise of stock options	623	3,894	1,196	7,046
Payments on notes payable and capital lease obligations	(97)	(51)	(338)	(318)

Net cash provided by financing activities	526	3,843	22,524	6,728
Effect of exchange rate changes on cash and cash equivalents	1	(76)	3	(73)

Net increase (decrease) in cash and cash equivalents	(1,216)	8,501	28,128	10,080
Cash and cash equivalents, beginning of period	55,850	58,120	26,506	56,541

Cash and cash equivalents, end of period	$54,634	$66,621	$54,634	$66,621

Other Supplemental Information

We define non-GAAP income from operations as income from operations excluding amortization of acquired intangible assets, stock-based compensation and the income tax benefit related to the reversal of a portion of the valuation allowance against deferred tax assets. Amortization of intangible assets recorded in connection with our acquisitions consist of non-compete agreements, trade names, purchased technology and customer relationships that are not expected to be replaced when fully amortized, as might a depreciable tangible asset.  Companies record stock-based compensation under SFAS No. 123R by applying varying valuation methodologies and subjective assumptions to different types of equity awards. The income tax benefit related to the reversal of a portion of the valuation allowance is a non-cash benefit that we do not consider part of ongoing operations. Management uses non-GAAP income from operations and non-GAAP net income to evaluate operating performance, to determine incentive compensation and to prepare operating budgets and determine the appropriate levels of capital investments. Management believes the exclusion of amortization of acquired intangible assets, stock-based compensation under SFAS No. 123R and the income tax benefit related to the reversal of the valuation allowance allows management and investors to make meaningful comparisons between our operating results and those of other companies, as well as providing a consistent comparison of our relative historical financial performance. However, management believes that non-GAAP income from operations and non-GAAP net income are subject to material limitations since they may not be indicative of ongoing operating results.

We define free cash flow as cash flow from operations less net capital expenditures and capitalized software development costs plus excess tax benefits from stock-based compensation. Management considers free cash flow to be a liquidity measure which provides useful information to management and investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments. Management also uses free cash flow as a measure to evaluate performance and determine incentive compensation. Our definition of free cash flow may be different from definitions used by other companies.

Management compensates for the limitations in the use of non-GAAP financial measures by also utilizing GAAP financial measures and by providing investors with a detailed reconciliation between the Company’s GAAP and non-GAAP financial results. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

Vocus, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
Income (loss) from operations	$221	$(220)	$(855)	$(963)
Amortization of intangible assets (including $30 and $11 in cost of revenues for the three months ended September 30, 2007 and 2008, respectively and $90 and $71 for the nine months ended September 30, 2007 and 2008, respectively)	741	699	2,247	2,169
Stock-based compensation	1,464	3,213	4,041	8,329

Non-GAAP income from operations	$2,426	$3,692	$5,433	$9,535

Reconciliation of GAAP net income to non-GAAP net income:
Net income	$475	$218	$474	$5,479
Amortization of intangible assets (including $30 and $11 in cost of revenues for the three months ended September 30, 2007 and 2008, respectively and $90 and $71 for the nine months ended September 30, 2007 and 2008, respectively)	741	699	2,247	2,169
Stock-based compensation	1,464	3,213	4,041	8,329
Effect of reversal of valuation allowance	––	––	––	(4,924)

Non-GAAP net income	$2,680	$4,130	$6,762	$11,053

Non-GAAP net income per share:
Non-GAAP diluted	$0.14	$0.20	$0.36	$0.55
Weighted average shares outstanding used in computing per share amounts:
Non-GAAP diluted	19,344,010	20,200,013	18,667,404	19,975,596
Reconciliation of GAAP diluted weighted average shares outstanding to non-GAAP diluted weighted average shares outstanding:
Diluted weighted average shares outstanding	18,629,400	19,349,935	17,878,881	18,973,109
Treasury stock effect on outstanding equity securities of SFAS No. 123R	714,610	850,078	788,523	1,002,487

Non-GAAP diluted weighted average shares outstanding	19,344,010	20,200,013	18,667,404	19,975,596

Supplemental information of stock-based compensation included in:
Cost of revenues	$155	$326	$442	$886
Sales and marketing	428	842	1,131	2,194
Research and development	135	174	398	539
General and administrative	746	1,871	2,070	4,710

Total stock-based compensation	$1,464	$3,213	$4,041	$8,329

Reconciliation of cash flow from operations to free cash flow:
Net cash provided by operating activities	$3,199	$4,855	$9,712	$17,300
Purchases of property and equipment, net	(83)	(204)	(612)	(1,690)
Software development costs	––	(23)	(341)	(23)
Excess tax benefits from stock-based compensation	––	––	––	––

Free cash flow	$3,116	$4,628	$8,759	$15,587